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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hewlett-Packard Company of our report dated
November 23, 1999 relating to the financial statements and financial statement schedule, which appears in the Hewlett-Packard Company's Annual Report on Form 10-K/A for the year ended October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 5, 2002